EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8, relating to the Waste Management, Inc. 1997 Equity Incentive Plan, the Waste Management Retirement Savings Plan, the Wheelabrator-Rust Savings and Retirement Plan, the Waste Management, Inc. Non-Qualified Profit Sharing and Savings Plus Plan and the Wheelabrator-Rust Supplemental Benefit Plan, on our audits of the consolidated financial statements of USA Waste Services, Inc.


                                            s/ PricewaterhouseCoopers LLP
                                            PricewaterhouseCoopers LLP
Houston, Texas
July 15, 1998